                        ______________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                        ______________________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                        ______________________________

                              CLARUS CORPORATION
         ------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

                                        3970 Johns Creek Court, Suite 100
            DELAWARE                         Suwanee, Georgia 30024                   58-1972600
-------------------------------     ----------------------------------------    ----------------------
(State or other jurisdiction of     (Address of principal executive offices)       (I.R.S. Employer
 incorporation or organization)                                                 Identification Number)

                            STOCK INCENTIVE PLAN OF
                              CLARUS CORPORATION
               (As Amended and Restated Effective June 13, 2000)
        (Formerly, the 1998 Stock Incentive Plan of Clarus Corporation)
        ---------------------------------------------------------------
                           (Full title of the plan)
                                  ___________

                            Mr. Stephen P. Jeffery
                            Chairman, President and
                            Chief Executive Officer
                              Clarus Corporation
                       3970 Johns Creek Court, Suite 100
                            Suwanee, Georgia 30024
                                (770) 291-3900
                        ------------------------------
           (Name, address and telephone number, including area code,
                             of agent for service)

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                     Proposed       Proposed
Title of                             maximum        maximum
securities        Amount             offering       aggregate    Amount of
to be             to be              price          offering     registration
registered        registered         per share(1)   price(1)     fee(1)
----------        ----------         ------------   ----------   -------------
Common Stock,
$.0001 par value   1,511,351 shares    $39.64      $59,909,954   $15,816.23
--------------------------------------------------------------------------------

(1) Pursuant to Rule 457(c), based on the average ($39.64) of the high ($42.03) and low ($37.25) sales prices of the registrant's common stock on July 26, 2000, as reported on the Nasdaq National Market.

                                _______________

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
------   ---------------------------------------

               The following documents filed by Clarus Corporation (formerly SQL Financials International, Inc.) (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

               (a) The Company's Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 1999, filed with the Commission on March 30, 2000, and April 28, 2000, respectively;

               (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed with the Commission on May 15, 2000;

               (c) The Company's Current Reports on Form 8-K, filed with the Commission on January 6, 2000, March 20, 2000, June 12, 2000 and June 13, 2000, respectively;

               (d) The description of the Company's Common Stock, $.0001 par value, contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

               (e) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the date of the document referred to in (a), above.

               All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

               This Registration Statement on Form S-8 is being filed in connection with the registration by the Company with the Commission of 1,511,351 additional shares issuable pursuant to the Stock Incentive Plan of Clarus Corporation, as amended and restated effective June 13, 2000 (formerly, the 1998 Stock Incentive Plan of Clarus Corporation) (the "Plan").

               Pursuant to General Instruction E to Form S-8, the contents of the Company's Registration Statement on Form S-8 (File No. 333-59193), filed with the Commission on July 16, 1998, and Registration Statement on Form S-8 (File No. 333-79565), filed with the Commission on May 28, 1999, relating to shares issuable under the Plan are incorporated by reference in this Registration Statement on Form S-8.

Item 4.  Description of Securities.
------   -------------------------

               Not applicable.

Item 5.  Interests of Named Experts and Counsel.
------   --------------------------------------

               The legality of the securities offered hereby has been passed upon by the firm of Womble Carlyle Sandridge & Rice, PLLC, counsel to the Company. Members of the firm hold approximately 3,000 shares of Common Stock.

Item 6.  Indemnification of Directors and Officers.
------   -----------------------------------------

               The Restated Bylaws of the Company (the "Restated Bylaws") and the Restated Certificate of Incorporation (the "Restated Certificate") of the Company provide that the directors and officers of the Company shall be indemnified by the Company to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Company pursuant to the Restated Bylaws, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. The Company has obtained insurance which insures the directors and officers of the Company against certain losses and which insures the Company against certain of its obligations to indemnify such directors and officers. In addition, the Restated Certificate of the Company provides that the directors of the Company will not be personally liable for monetary damages to the Company for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to the Company or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their action as directors. Such limitations of personal liability under the Delaware Business Corporation law do not apply to liabilities arising out of certain violations of the federal securities laws. While non-monetary relief such as injunctive relief, specific performance and other equitable remedies may be available to the Company, such relief may be difficult to obtain or, if obtained, may not adequately compensate the Company for its damages.

               There is no pending litigation or proceeding involving any director, officer, employee or agent of the Company where indemnification by the Company will be required or permitted. The Company is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Item 7.  Exemption from Registration Claimed.
------   -----------------------------------

               Not applicable.

Item 8.  Exhibits.
------   --------

               The following exhibits are filed as a part of this Registration
Statement:

     Number        Description
     ------        -----------

     4.1 Amended and Restated Certificate of Incorporation of the Company, which is incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1 (File No. 333-46685), filed with the Commission on February 23, 1998.

     4.2 Amendment to Amended and Restated Certificate of Incorporation of the Company.

     4.3 Amended and Restated Bylaws of the Company, which are incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1 (File No. 333-46685), filed with the Commission on February 23, 1998.

     5 Opinion of Womble Carlyle Sandridge & Rice, PLLC, as to the legality of the Common Stock being registered.

     23.1 Consent of Womble Carlyle Sandridge & Rice, PLLC, which is contained in its opinion filed as Exhibit 5.

     23.2    Consent of Arthur Andersen LLP.

     24 Power of Attorney (included in the signature page to this Registration Statement).

     99 Stock Incentive Plan of Clarus Corporation, as amended and restated effective June 13, 2000.

Item 9.  Undertakings.
------   ------------

(a)  The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if
     --------  -------
     the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Clarus Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Suwanee, State of Georgia, on this 27th of July, 2000.


                            CLARUS CORPORATION

                            By:  /s/ Stephen P. Jeffery
                               ------------------------------------
                            Stephen P. Jeffery
                            Chairman, Chief Executive Officer and President


                               POWER OF ATTORNEY

     Each of the undersigned, being a director and/or officer of Clarus Corporation (the "Company"), hereby nominates, constitutes and appoints Stephen
P. Jeffery and Mark D. Gagne, or any one of them severally, to be his true and lawful attorney-in-fact and agent and to sign in his name and on his behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission (the "Commission"), a Registration Statement on Form S-8 (the "Registration Statement") relating to the issuance of certain shares of the common stock, $.0001 par value, of the Company (the "Common Stock") in connection with the Stock Incentive Plan of Clarus Corporation, as amended and restated, and to file any and all amendments, including post-effective amendments, to the Registration Statement, making such changes in the Registration Statement as such attorney-in-fact and agent deems appropriate, and generally to do all such things on his behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Commission.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                               Date
               ---------                                        -----                               ----
          /s/ Stephen P. Jeffery               Chairman, Chief Executive Officer, President      July 27, 2000
------------------------------------------
          Stephen P. Jeffery                   (Principal Executive Officer) and Director

          /s/ Mark D. Gagne                    Chief Operating Officer and Chief Financial       July 27, 2000
------------------------------------------
           Mark D. Gagne                       Officer (Principal Financial and Accounting
                                               Officer)

          /s/ Donald L. House                  Director                                          July 27, 2000
------------------------------------------
           Donald L. House

          /s/ Tench Coxe                       Director                                          July 27, 2000
------------------------------------------
           Tench Coxe

          /s/ Said Mohammadioun                Director                                          July 27, 2000
------------------------------------------
           Said Mohammadioun

          /s/ Mark A. Johnson                  Director                                          July 27, 2000
------------------------------------------
           Mark A. Johnson

          /s/ Norman N. Behar                  Director                                          July 27, 2000
------------------------------------------
           Norman N. Behar

                                 EXHIBIT INDEX
                                      to
                     Registration Statement on Form S-8 of
                              Clarus Corporation


     Number  Description
     ------  -----------

     4.1 Amended and Restated Certificate of Incorporation of the Company, which is incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1 (File No. 333-46685), filed with the Commission February 23, 1998.

     4.2 Amendment to Amended and Restated Certificate of Incorporation of the Company.

     4.3 Amended and Restated Bylaws of the Company, which are incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1 (File No. 333-46685), filed with the Commission on February 23, 1998.

     5 Opinion of Womble Carlyle Sandridge & Rice, PLLC, as to the legality of the Common Stock being registered.

     23.1 Consent of Womble Carlyle Sandridge & Rice, PLLC, which is contained in its opinion filed as Exhibit 5.

     23.2    Consent of Arthur Andersen LLP.

     24 Power of Attorney (included in the signature page to this Registration Statement).

     99 Stock Incentive Plan of Clarus Corporation, as amended and restated effective June 13, 2000.